Exhibit 99.1

www.cnspharma.com 2100 West Loop South, Suite 900 Houston, TX 77027 (800) 946 - 9185 Nasdaq: CNSP FEBRUARY 2021

CNS pharmaceuticals 2 Disclaimer. This presentation incorporates information from materials filed with the SEC and contains forward - looking statements . All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward - looking statements . The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of most recent Form 10 - K as updated by any subsequent Form 10 - Q filings . It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make . In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward looking statements .

CNS pharmaceuticals 3 A bout Us . CNS IS DEVELOPING NOVEL ANTI - CANCER DRUG CANDIDATES FOR THE TREATMENT OF PRIMARY AND METASTATIC BRAIN CENTRAL NERVOUS SYSTEM CANCERS. * A “complete response” to treatment means no signs of cancer are visible on MRI. This does not always mean the cancer is cur ed. Also called a complete remission: www.cancer.gov/publications/dictionaries/cancer - terms/def/complete - response • Founded in 2017 by Dr. Waldemar Priebe, Professor of Medicinal Chemistry at University of Texas MD Anderson Cancer Center • IPO November 2019 – Nasdaq CNSP • Extremely efficient management: CEO John M. Climaco – 18 years in Pharma, Molecular Diagnostics & Med Device CFO Chris Downs – West Point, Columbia MBA, Investment Banking CMO Sandra Silberman MD PhD – Clinical Lead Gleevec CSO Don Picker PhD – Forty years of drug development experience • Lead Compound, Berubicin , is the first anthracycline that appears to cross the blood brain barrier Successful Phase 1 trial in GBM with 44% of patients experiencing a clinical benefit of stable disease or better, and one durable complete response • IND for potentially pivotal trial approved on December 16, 2020 • Strong pipeline for future development

CNS pharmaceuticals 4 Investment Highlights. • Focusing on unmet need as glioblastoma multiforme (GBM) is the most common and aggressive form of brain cancer - IND approved on December 16, 2020 - Orphan drug designation for malignant gliomas received in June 2020 - Upside in additional cancer types • Lead drug candidate is the f irst anthracycline shown to cross the blood - brain barrier in adults - Positive Phase 1 results - Potentially Pivotal Phase 2 clinical trial expected to commence in Q1 2021 • Clinical development partnership with WPD Pharmaceuticals in Poland enhances ability to advance drug in the clinic - R&D commitments for commercial rights in Eastern Europe and Central Asia - Received $6 million in grants to perform 2 clinical studies - First - ever Phase 1 pediatric study to be performed • Pipeline includes novel class of potential DNA binding therapeutics, shown to be 500x more potent than classic DNA binders in animal testing • Appointed Dr. Patrick Wen to the Scientific Advisory Board: Director of the Center for Neuro - Oncology at Dana Farber Cancer Institute, Professor of Neurology at Harvard Medical School Board of Directors & past President of the Society for Neuro - Oncology. • Development agreement with WPD for an anti - viral portfolio with potential COVID - 19 applications

CNS pharmaceuticals 5 PRODUCT SPONSOR INDICATION RESEARCH PRECLINICAL PHASE 1 PHASE 2 Berubicin CNS GBM (U.S., adults) Q1 2021 Berubicin WPD GBM (Poland, adults) Q2 2021 Berubicin WPD GBM (Poland, pediatric) 2H 2021 Berubicin CNS CNS Lymphoma, Metastatic Lung & Breast 2021 - 2022 WP1244 CNS CNS tumors 2021 - 2022 Product Development Pipeline.

CNS pharmaceuticals 6 • GBM is one of the most aggressive and common primary brain cancers in adults; it is highly invasive, malignant and virtually incurable. • Nearly 15,000 new GBM patients are diagnosed each year in the U.S. (National Cancer Institute 2015). • With optimal therapy (surgical resection, radiation and chemotherapy) patients have a median survival of approximately 15 - 23 months; nearly 100% of GBM tumors recur after first - line therapy. • Access to the best care means nothing: U.S. Senators John McCain and Edward Kennedy, as well as President Biden’s son Beau, all died from GBM. • Decades of research = survival outcomes unchanged. About Glioblastoma Multiforme. THERE ARE NO APPROVED CURATIVE TREATMENT OPTIONS FOR GBM.

CNS pharmaceuticals 7 BERUBICIN IS THE FIRST ANTHRACYCLINE TO CROSS THE BLOOD - BRAIN BARRIER IN ADULTS AND REACH TUMOR CELLS IN PATIENTS WITH BRAIN CANCER. • Anthracyclines are among the most effective anti - cancer treatments ever developed. • According to academic literature, anthracyclines have demonstrated anti - tumor activity in a wide range of cancers including breast, stomach, uterine, ovarian, bladder, lung and hematological malignancies. • Where effective, anthracyclines are generally considered to be preferred first - line therapeutics. • Anthracyclines have never been shown to cross the blood - brain barrier in the adult brain and affect deadly brain cancers . • Based on limited clinical data, Berubicin is the first anthracycline that appears to cross the blood - brain barrier in the adult brain . About Anthracyclines.

CNS pharmaceuticals 8 About Berubicin. • Berubicin is a novel anthracycline drug candidate for the treatment of GBM. • Berubicin is an Organ Targeted Therapeutic designed to concentrate in the brain and specifically in tumor tissue therein. • 44% of GBM patients enrolled in Phase 1 trial showed a “stable disease (SD) 1 or better” response to Berubicin. • One GBM patient from Phase 1 remains cancer - free approximately 14 years following treatment with Berubicin. • Berubicin has shown evidence of improved Overall Survival beyond median survival rate of only 14.6 months from diagnosis. • Based on limited clinical data, Berubicin is the first anthracycline that appears to cross the blood - brain barrier in the adult brain. • Berubicin has been in development for over 15 years. NOVEL USE FOR A PROVEN THERAPEUTIC CLASS. 1. SD is defined as 0 - 25% by dimensional product as performed by MacDonald Criteria.

CNS pharmaceuticals 9 Berubicin Phase 1 Clinical Trial. * This does not always mean the cancer is cured. Also called a complete remission: www.cancer.gov/publications/dictionaries/cancer - terms/def/complete - response 6 MO. POST - TREATMENT A COMPLETE RESPONSE TO BERUBICIN MEANS NO SIGNS OF CANCER ARE VISIBLE ON MRI* PRE - TREATMENT

CNS pharmaceuticals 10 * This does not always mean the cancer is cured. Also called a complete remission: www.cancer.gov/publications/dictionaries/cancer - terms/def/complete - response PRE - TREATMENT 6 MO. POST - TREATMENT Berubicin Phase 1 Clinical Trial. A COMPLETE RESPONSE TO BERUBICIN MEANS NO SIGNS OF CANCER ARE VISIBLE ON MRI*

CNS pharmaceuticals 11 Funding & Clinical Development Partnership. CNS TO RECEIVE THE BENEFIT OF $6 MILLION OF FUNDING FROM DEVELOPMENT PARTNERSHIP WITH WPD PHARMACEUTICALS, A POLISH COMPANY AFFILIATED OUR FOUNDER. • The Company granted WPD a sub - license to Berubicin for certain Eastern European territories. • In exchange, WPD agreed to spend a minimum of $2 million on the development of Berubicin plus pay CNS a royalty on sales. • In January 2019 WPD was awarded a $6 million EU development grant to execute 2 clinical trials of Berubicin in adults (Phase 2) and children (Phase 1). The pediatric trial will be the first to test Berubicin in children. • This grant significantly expands the Company’s capacity to investigate Berubicin while minimizing equity dilution and spend by CNS.

CNS pharmaceuticals 12 • CNS has implemented a dual - track drug product manufacturing strategy and engaged U.S. - based Pharmaceutics International, Inc. (" Pii ") and Italy - based BSP Pharmaceuticals S.p.A. ("BSP") for the production of Berubicin. • By engaging two separate manufacturers on two separate continents, CNS expects to mitigate COVID - 19 - related delay risks, diversify its supply chain and provide for localized availability of Berubicin. • CNS has completed synthesis of Berubicin active pharmaceutical ingredient (API) and manufacturing of Berubicin drug product as an injectable form for clinical use. • The Company now has drug supply in hand in to commence the trial. Berubicin Clinical Drug Supply for U.S. Phase 2 Trial.

CNS pharmaceuticals 13 Overview of Phase 2 Clinical Trial of Berubicin. • The CNS Phase 2 trial of Berubicin in adults is designed to be: • Adaptive : a trial design that allows for modifications to aspects of the design based on accumulating data from trial subjects • Randomized : randomly assigns patients into either the Berubicin group or the control group in order to eliminate bias and increase statistical significance • Controlled : including a control arm receiving standard of care in order to compare the effectiveness of Berubicin against the standard of care and to increase the statistical significance • Potentially Pivotal : designed to provide, pending positive results, the quality and quantity of data necessary to support a request to the FDA for an expedited pathway to further development or approval of the drug • The Polish Phase 2 trial for adults conducted by WPD is expected to provide additional statistical support to the Company’s US trial.

CNS pharmaceuticals 14 Berubicin Phase 2 Trial Design. A Multicenter, Open - Label Study with a Randomized Control Arm of the Efficacy, Safety, and Pharmacokinetics of Intravenously Infused Berubicin in Adult Patients with Recurrent Glioblastoma Multiforme (WHO Grade IV) After Failure of Standard First Line Therapy Study Centers: Approximately 60 study centers with 60 investigators in North America, Europe and Asia Pacific Patients: 243 patients total (randomized 2:1, 162 on berubicin, 81 on lomustine ) Interim Analysis: To be conducted on the primary end - point (OS) after 50% of planned patients reach 6 months on study Cost: $30 - 35 million over ~3.5 years

CNS pharmaceuticals 15 Berubicin Phase 2 Trial Design (cont’d). Study Drugs Berubicin: Intravenously infused will be administered at a dose of 7.1 mg/m2 as free base (equivalent to 7.5 mg/m2 berubicin HCl) as a 2 - hour intravenous (IV) infusion for 3 consecutive days (q3d) followed by 18 days off study drug ( ie , each cycle = 21 days) Lomustine : (CCNU, CeeNU ®, or Gleostine ®) capsules will be administered as a single oral dose of 130 mg/m2 (rounded to the nearest 5 mg) every 6 weeks, or per the full prescribing information/summary of product characteristics for lomustine and the standard of care (SOC) at each individual study site.

CNS pharmaceuticals 16 Berubicin Phase 2 Trial Design (cont’d). Objectives/Endpoints Primary Objective: Overall Survival (OS) Secondary Objective: Duration of Response ( DoR ) Objective Response Rate (ORR) Individual components of the ORR (CR/PR) Progression Free Survival at 6 Mon. (PFS6) Disease Control Rate (DCR) Event Free Survival (EFS) Safety of the recommended Phase 2 dose Pharmacokinetics (PK)

CNS pharmaceuticals 17 • Positive pre - IND guidance from FDA on Phase 2 study design and drug supply • Clinical drug supply of Berubicin is complete via a redundant manufacturing strategy with production in the US and in Europe. • FDA approval of the IND application in Q4 2020. • Randomized and controlled potentially pivotal U.S. Phase 2 clinical trial of Berubicin for the treatment of GBM in Q1 2021. • Potential for expedited pathway due to desperate unmet clinical need. • Orphan Drug designation received for “Malignant Gliomas” in June 2020. • WPD’s clinical trials in Poland (at no cost to CNS): Phase 2 adult to begin Q2 2021 and Phase 1 pediatric to begin in 2H 2021. Berubicin Value Drivers.

CNS pharmaceuticals 18 Primary & Refractory Market Opportunities. • Nearly all of the 40% of patients genetically predisposed to respond to temozolomide (TMZ) may become quickly become resistant; we believe Berubicin could be used as a second - line drug treatment for these patients. • In the remaining 60% of patients, TMZ may be ineffective and we believe Berubicin could be used as a primary drug treatment in these patients. • Berubicin may be more effective than doxorubicin via concentration in tumors that depend for their proliferation on topoisomerase II. • This may create a unique opportunity to develop Berubicin for pancreatic and ovarian cancers and lymphomas, initiating a truly Organ - Targeted Therapeutic . WITH NO CURATIVE OPTIONS, WE BELIEVE BERUBICIN HAS POTENTIAL TO BECOME STANDARD - OF - CARE FOR GBM AND OTHER BRAIN CANCERS.

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Additional Patient Populations.

INDICATION	PATIENT POPULATION	ESTIMATED SIZE	COMMENTS
Primary Brain Tumors	Relapsed High Grade Gliomas	15,000	Existing data in this population.
Brain Metastases - Combination with Radiation Therapy	Small Cell Lung Cancer	56,500	Anthracycline sensitive, but not currently used. Patients receive prophylactic radiation to prevent mets.
	Non-Small Cell Lung Cancer	56,000	Anthracycline naïve population.
	Metastatic Breast Cancer	45,000	Anthracyclines are highly effective against breast cancer and historically used first line. Growing trend to treat Her-2+ women with Herceptin without anthracycline to minimize cardiotoxicity. Success could drive off-label use in breast cancer patients at risk of developing brain metastases.
CNS Lymphoma	2nd Line After Methotrexate Failure	1,200	Accelerated approval opportunity (no 2nd line therapy). Anthracycline sensitive. Small population would make trial a challenge.

CNS pharmaceuticals

CNS pharmaceuticals 20 Pipeline: WP1244. • Licensed from The University of Texas MD Anderson Cancer Center • Developed in the Department of Experimental Therapeutics as a collaborative effort with the Neuro - Oncology Department and Pharmaceutical Development Center. • Designed using anthracycline and distamycin - based scaffolds to create small molecule agents binding extended DNA sequences. • A highly potent cytotoxic agent (picomolar - level IC 50 ) against brain tumor cell lines; hundreds - fold greater than the classical DNA binders like daunorubicin or doxorubicin. • In vivo testing demonstrated high uptake of WP1244 in the brain and subsequently antitumor activity in orthotopic models of brain cancer. • In May 2020, the Company entered into a Sponsored Research Agreement with The University of Texas MD Anderson Cancer Center related to WP1244. A DNA - BINDING AGENT REPRESENTING A NOVEL CLASS OF POTENTIAL THERAPEUTICS.

CNS pharmaceuticals 21 Recent Accomplishments & Near Term Key Catalysts. x Orphan Drug Designation June 2020 x IND Approval for Berubicin Dec. 2020 • Initiate Potentially Pivotal US Phase 2 Berubicin trial for GBM 1Q 2021 • WPD initiates clinical trials in Poland Adults: Phase 2 Q2 2021 Pediatrics: Phase 1 2H 2021 • Interim data from WPD Adult Phase 2 Q4 2021

CNS pharmaceuticals 22 Financial Profile. CNS Pharmaceuticals, Inc. (Nasdaq: CNSP) Cash and Cash Equivalents as of December 31, 2020 • $14.0 million Shares outstanding as of December 31, 2020 • 23.9 million Options and Warrants outstanding as of December 31, 2020 • 6.9 million warrants at a WAEP of $3.24 • 2.2 million options at a WAEP of $2.00 Follow - On Offering December 28, 2020 • $11.5 million in gross proceeds • 5.75 million shares and 2.875 million warrants to acquire common shares at $2.20

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management



JOHN M. CLIMACO, ESQ. PRESIDENT & CHIEF EXECUTIVE OFFICER OF CNS PHARMACEUTICALS, INC.

For 15 years Mr. Climaco has served in leadership roles in a variety of healthcare companies. Recently Mr. Climaco served as the Executive Vice-President of Perma-Fix Medical S.A where he managed the development of a novel method to produce Technitium-99. Previously Mr. Climaco served as President and CEO of Axial Biotech, Inc., a DNA diagnostics company. In the process of taking Axial from inception to product development to commercialization, Mr. Climaco created strategic partnerships with Medtronic, Johnson & Johnson and Smith & Nephew. Mr. Climaco currently serves as a director of several public companies including Moleculin Biotech, Inc., pharmaceutical company focused on anti-cancer drug candidates. Mr. Climaco also served as a director of PDI, Inc., a provider of outsourced commercial services to pharma companies, and InfuSystem Holdings, Inc., the largest supplier of infusion services to oncologists in the US.



CHRISTOPHER S. DOWNS, CPA CHIEF FINANCIAL OFFICER OF CNS PHARMACEUTICALS, INC.

Mr. Downs joined CNS as chief financial officer upon the closing of the Initial Public Offering in November 2019. From March 2018 until September 2019, Mr. Downs served as vice president of finance and treasurer of Innovative Aftermarket Systems, L.P., a privately held provider of finance and insurance solutions. Mr. Downs served as director of finance (from June 2011 to September 2013), vice president and treasurer (October 2013 to August 2016), executive vice president and interim chief financial officer (August 2016 to May 2017), and executive vice president, interim chief financial officer and member of the office of the president (May 2017 to March 2018) for InfuSystem Holdings, Inc., a supplier of infusion services to oncologists in the United States. Mr. Downs spent 10 years in investment banking with various firms including Citigroup. Mr. Downs is a graduate of the United States Military Academy at West Point where he earned his Bachelor of Science. Mr. Downs earned his MBA at Columbia Business School and his Master of Science in Accounting at the University of Houston-Clear Lake. Mr. Downs is a Certified Public Accountant in Utah and Texas.



DR. SANDRA L. SILBERMAN, M.D., PH.D. CHIEF MEDICAL OFFICER OF CNS PHARMACEUTICALS, INC.

Dr. Silberman is a Hematologist/Oncologist who earned her B.A., Sc.M. and Ph.D. from the Johns Hopkins University School of Arts and Sciences, School of Public Health and School of Medicine, respectively, and her M.D. from Cornell University Medical College, and then completed both a clinical fellowship in Hematology/Oncology as well as a research fellowship in tumor immunology at the Brigham & Women's Hospital and the Dana Farber Cancer Institute in Boston, MA. Dr. Silberman has played key roles in the development of many drugs including Gleevec™, for which she led the global clinical development at Novartis. Dr. Silberman advanced several original, proprietary compounds into Phases I through III during her work with leading biopharmaceutical companies, including Bristol-Myers Squibb, AstraZeneca, Imclone and Roche.



DR. DONALD PICKER, PH.D. CHIEF SCIENTIFIC OFFICER OF CNS PHARMACEUTICALS, INC.

Dr. Donald Picker, Ph.D., joined the CNS team in November 2017 with over 35 years of drug development experience. At Johnson Matthey, Dr. Picker was responsible for the development of Carboplatin, one of the world's leading cancer drugs, acquired by Bristol-Myers Squibb and with annual sales of over $500 million. He also oversaw the development of Satraplatin and Picoplatin, third-generation platinum drugs currently in late-stage clinical development. Dr. Picker has significant experience in dermatological pharmaceutical discovery and development as well, having led projects for topical therapies in psoriasis, atopic dermatitis and acne.

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scientific advisors



DR. WALDEMAR PRIEBE, PH.D. FOUNDER, CHAIRMAN OF THE SCIENTIFIC ADVISORY BOARD

Dr. Waldemar Priebe, Ph.D., Chairman of the Scientific Advisory Board, is a world-renowned medicinal chemist and entrepreneur. Dr. Priebe is a Professor of Medicinal Chemistry in the Section of Immunobiology and Drug Carriers in the Department of Bioimmunotherapy at The University of Texas MD Anderson Cancer Center. Dr. Priebe is the inventor of more than 50 patents and the author of more than 200 scientific publications. As the founder or founding scientist of 6 pharmaceutical companies, including three listed on NASDAQ, Dr. Priebe has been integral in advancing several drugs through the pipeline, five of which entered clinical development. Dr. Priebe led the research that formed basis for the development of agents with high brain uptake (BBB crossing) and is the discoverer of our lead drug candidate Berubicin.



DR. SIGMUND HSU, M.D. CNS PHARMACEUTICALS INC. SCIENTIFIC ADVISOR

Dr. Sigmund Hsu, M.D. is fellowship trained and certified by the American Board of Psychiatry and Neurology, with extensive experience in the evaluation and treatment of neurological disorders in cancer patients. He specializes in primary brain tumors as well as brain and spinal cord metastases, cancer neurology and the treatment of chemotherapy neurotoxicity. Dr. Hsu has presented research at several national conferences, and his work has been published in numerous journals and textbooks. His most recent research has focused on novel therapies for recurrent primary CNS lymphoma, recurrent glioblastoma multiforme and intralumbar injections for cancer therapy, and he has several patents granted and pending for his treatments. **Most uniquely, Dr. Hsu personally treated patients with Berubicin in the Phase 1 clinical trial sponsored by Reata, including one patient with a durable complete response who is still alive today.**



DR. PATRICK Y. WEN, M.D. CNS PHARMACEUTICALS INC. SCIENTIFIC ADVISOR

Patrick Y Wen, MD is Professor of Neurology at Harvard Medical School, and Director of the Center for Neuro-Oncology at Dana-Farber Cancer Institute in Boston, MA. He graduated from the Medical College of St. Bartholomew's Hospital, University of London, and completed his Internal Medicine training at University of London postgraduate hospitals, and Neurology residency through the Harvard-Longwood Neurology Training Program. His research focuses on novel treatments of brain tumors, especially targeted molecular agents. Dr Wen has authored or co-authored hundreds of peer-reviewed articles that have been published in journals such as Neurology, Neuro-Oncology, Current Opinion in Neurology, and Journal of Clinical Oncology. He serves on the Board of Directors and previously as President of the Society For Neuro-Oncology and SNO Executive Editor of Neuro-Oncology.

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board of directors



JEFF KEYES, CPA CHIEF FINANCIAL OFFICER OF CUSTOPHARM, INC.

Mr. Jeff Keyes joined our board on June 25, 2018. Mr. Keyes is currently the CFO of Custopharm, Inc., a private equity backed developer of generic sterile injectable pharmaceuticals, a role he has held since April 2018. From September 2012 to April 2018, Mr. Keyes was the Chief Financial Officer and Corporate Secretary of Digirad Corporation, a publicly traded healthcare services and medical device company. From August 2011 until September 2012, Mr. Keyes was Corporate Controller of Sapphire Energy, Inc., a venture capital backed start-up renewable energy company. From April 2011 to August 2011, Mr. Keyes was the Corporate Controller of Advanced BioHealing, Inc., a venture backed provider of regenerative medicine solutions, until its sale to Shire, PLC in August 2011. Prior to April 2011 Mr. Keyes held a variety of leadership roles in healthcare and medical device companies in finance, accounting, and M&A support. Mr. Keyes earned a B.A. degree in accounting from Western Washington University and is a certified public accountant licensed. Mr. Keyes is considered a financial expert under relevant rules of the SEC, the NYSE and NASDAQ.



DR. JERZY (GEORGE) GUMULKA, PH.D. RETIRED

Dr. Jerzy (George) Gumulka, Ph.D. joined our board of directors on November 8, 2017. Dr. Gumulka has been retired since 2016. From 2001 until his retirement he served as a Global Technology Manager ASC, a Technology Manager, Special Projects/New Technology Platforms, Kraton Polymers US LLC and a Technical Director of Kraton Polymers do Brasil. Dr. Gumulka served on the Board of Directors of Moleculin LLC from 2010 through 2016. Dr. Gumulka received a PhD from the University of Warsaw, Warsaw, Poland



CARL EVANS RETIRED

Mr. Evans joined our board on July 9, 2018. Mr. Evans has been retired since 2015. From 2011 until his retirement Mr. Evans was Executive Vice President – Exploration for KMD Operating Company, LLC. Prior to 2011, he managed international and domestic oil exploration and production projects for several oil companies, including British Petroleum, Texaco, and Pennzoil. Mr. Evans earned Bachelor of Science degree in Geology from the University of California, Los Angeles.



ANDREW ANDRACZKE CHIEF EXECUTIVE OFFICER OF POL-TEX HOLDINGS, LLC

Mr. Andrew Andraczke joined our board on July 9, 2018. Mr. Andraczke is currently Chief Executive Officer of Pol-Tex Holdings, LLC, a role he has held since November 2012. He is also currently Chief Technology Officer of Syntech LLC (Ireland), a role he has held since November 2017. From March 2016 to April 2016 Mr. Andraczke served as an expert witness for the International Chamber of Commerce for downhole air hammer drilling of the well in volcanic rocks for a geothermal project in Slovakia. From March 2000 through November 2012 Mr. Andraczke was Vice-President of Pol-Tex Methane. Mr. Andraczke earned a M.Sc. in Engineering from Warsaw Technical University.

CNS pharmaceuticals

www.cnspharma.com 2100 West Loop South, Suite 900 Houston, TX 77027 (800) 946 - 9185 Nasdaq: CNSP